UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2015, Eagle Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Second Lease Amendment”) dated as of March 16, 2015 with Mack-Cali Chestnut Ridge L.L.C. (the “Landlord”) to enlarge the premises leased by the Company, extend the term of the lease, dated as of May 28, 2013 (the “Original Lease”), and to make other modifications to the terms and conditions of the Original Lease, as amended by the First Amendment to Lease (the “First Lease Amendment”), entered into by the Company and the Landlord on and dated as of July 1, 2013.

The premises leased pursuant to the Original Lease consisted of approximately 9,906 rentable square feet of space on the third floor in the building (the “Building”) located at 50 Tice Boulevard, Woodcliff Lake, New Jersey (the “Original Premises”). The Second Lease Amendment expands the premises leased by the Company from the Landlord by 5,267 rentable square feet of space in the Building (the “Expansion Premises”) to approximately 15,173 rentable square feet.

The Term of the Original Lease for the Original Premises is extended by the Second Lease Amendment for a period commencing on June 1, 2015 and expiring on June 30, 2020 and a Term for the Expansion Premises is added commencing on the Effective Date (as defined in the Second Lease Amendment) and expiring on June 30, 2020. Pursuant to the Original Lease, as amended by the First and Second Lease Amendments, the Company’s monthly base rent as of June 1, 2015 for the Existing Premises shall be $22,701.25 and the Company’s monthly base rent as for the Expansion Premises as of the Effective Date shall be $12,070.21 and the Company is required to pay additional monthly rent in an amount equal to the Company’s proportionate share of certain taxes and operating expenses, as further set forth in the Second Lease Amendment. The foregoing summary is qualified in its entirety by reference to the text of the Second Lease Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Second Amendment to Lease between Mack-Cali Chestnut Ridge L.L.C. and Eagle Pharmaceuticals, Inc. dated as of March 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: March 20, 2015	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Second Amendment to Lease between Mack-Cali Chestnut Ridge L.L.C. and Eagle Pharmaceuticals, Inc. dated as of March 16, 2015